EXHIBIT 99.3

KENSEY NASH CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

KENSEY NASH CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Overview

On May 24, 2011 (the “Date of Acquisition”), Kensey Nash Corporation (the “Company”) completed its acquisition of certain operational assets and certain liabilities relating to the business and product lines of Norian Corporation (“Norian”), a wholly owned subsidiary of Synthes, Inc. (“Synthes”), for a total purchase price of approximately $26 million.

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011 is based on the historical Unaudited Condensed Consolidated Balance Sheet of the Company as of March 31, 2011 (as filed with the Securities and Exchange Commission (the “SEC”) in its quarterly report on Form 10-Q on May 6, 2011), combined with the Unaudited Statement of Assets Acquired and Liabilities Assumed of Norian as of March 31, 2011, as filed as Exhibit 99.2 to the Company’s Amendment No. 1 to the Current Report on Form 8-K/A dated May 24, 2011 (the “Amendment No. 1 to the Current Report on Form 8-K/A”) after giving effect to the Company’s acquisition of certain operational assets and certain liabilities relating to the business and product lines of Norian (the “Norian Business”) on May 24, 2011, and includes the assumptions and adjustments as described in the accompanying notes hereto.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of the Norian Business had occurred on March 31, 2011. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is not intended to represent or be indicative of the consolidated financial condition of the proposed combined entity that would have been reported if the acquisition had been consummated on March 31, 2011. In addition, the Unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to project the future financial position of the consolidated company as of the end of its fiscal year ending June 30, 2011 (“fiscal 2011”), its fiscal year ending June 30, 2012 (“fiscal 2012”) or of any other future periods.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared using the purchase method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the Date of Acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the total purchase price of approximately $26 million to acquire the Norian Business has been allocated to the assets acquired and assumed liabilities of Norian based upon preliminary estimated fair values at the Date of Acquisition. Independent valuation specialists have conducted analyses in order to assist management of the Company in determining the fair values of the selected assets and liabilities. The Company’s management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed prior to the Company’s filing of its Annual Report on Form 10-K with the SEC for its fiscal 2011. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The Supplemental Forward-looking Information Regarding the Net Asset Acquisition of the Norian Business is also based on estimates and assumptions. The data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated financial condition of the proposed combined entity that would have been reported or to be reported for the Company’s fiscal 2011, fiscal 2012 or any other future periods.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Supplemental Forward-looking Information Regarding the Net Asset Acquisition of the Norian Business have been provided to comply with the presentation of certain financial information relating to Norian in satisfaction of the requirements of Rule 3-05 of Regulation S-X, as required to be filed pursuant to Items 9.01(a) and 9.01(b) of Form 8-K. Historically, Norian had not maintained certain distinct and separate accounts from Synthes. Consequently, full separate financial statements did not exist. Furthermore, the financial information of Norian included certain assets and liabilities that the Company did not acquire or assume in its completion of its acquisition of the Norian Business.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Supplemental Forward-looking Information Regarding the Net Asset Acquisition of the Norian Business should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company contained in its Annual Report on Form 10-K for its fiscal year end June 30, 2010 and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2010, December 31, 2010 and March 31, 2011, as well as the Current Report on Form 8-K (the “Initial Form 8-K”) filed on May 27, 2011, and Norian’s audited financial statements for the year ended December 31, 2010 and unaudited financial statements for the three months ended March 31, 2011 and 2010, included as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A.

KENSEY NASH CORPORATION

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

			(Note 3)		KENSEY NASH
ASSETS:	KENSEY NASH	NORIAN	PROFORMA		CORPORATION
CURRENT ASSETS:	CORPORATION	BUSINESS	ADJUSTMENTS		PROFORMA

Cash and cash equivalents	$16,965,992	$-	$(11,855,959)	(a)	$5,110,033
Investments	13,778,938	-	-		13,778,938
Trade receivables, net of allowances for doubtful accounts	3,899,261	-	-		3,899,261
Royalties receivable	6,019,671	-	-		6,019,671
Other receivables	608,382	-			608,382
Inventory	9,751,092	5,626,835	1,750,903	(b)	17,128,830
Deferred tax asset, current portion	2,461,576	-			2,461,576
Prepaid expenses and other	3,316,785	-	45,150	(c)	3,361,935

Total current assets	56,801,697	5,626,835	(10,059,906)		52,368,626

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Land	4,883,591		910,010	(c)	5,793,601
Building	46,632,773	11,563,481	(8,173,481)	(c)	50,022,773
Machinery, furniture and equipment	33,608,889	4,984,740	(3,501,040)	(c)	35,092,589
Construction in progress	505,050	-	-		505,050

Total property, plant and equipment	85,630,304	16,548,221	(10,764,511)		91,414,014
Accumulated depreciation	(32,721,043)	(7,049,039)	7,049,039	(c)	(32,721,043)

Net property, plant and equipment	52,909,261	9,499,182	(3,715,472)		58,692,971

OTHER ASSETS:
Deferred tax asset, non-current	7,277,196	-	215,000	(d)	7,492,196
Acquired patents and other intangibles, net of accumulated amortization	4,750,765	-	13,780,000	(c)	18,530,765
Goodwill	4,366,273	-	-		4,366,273
Cost method investment	2,452,665	-	-		2,452,665
Other non-current assets	67,051	-	-		67,051

Total other assets	18,913,950	-	13,995,000		32,908,950

TOTAL	$128,624,908	$15,126,017	$219,622		$143,970,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,791,662	$-	$265,000	(e)	$2,056,662
Accrued expenses	2,316,278	123,885	72,546	(c)	2,512,709
Other current liabilities	1,609,115	-	136,789	(c)	1,745,904
Deferred tax liability, current	-	-	545,000	(d)	545,000
Current portion of debt	1,399,997	-	-		1,399,997
Deferred revenue	958,019	-	-		958,019

Total current liabilities	8,075,071	123,885	1,019,335		9,218,291

OTHER LIABILITIES:
Long term debt	28,933,333	-	-		28,933,333
Deferred revenue, non-current	2,665,473	-	-		2,665,473
Other non-current liabilities	6,027,512	-	14,068,349	(a),(c)	20,095,862

Total liabilities	45,701,389	123,885	15,087,684		60,912,958

COMMITMENTS AND CONTINGENCIES	-	-	-		-

STOCKHOLDERS’ EQUITY:
Acquired Net Assets and Liabilities		15,002,132	(15,002,132)	(f)	-
Preferred stock	-	-	-		-
Common stock	8,529	-	-		8,529
Capital in excess of par value	6,038,052	-	-		6,038,052
Retained earnings	79,691,031	-	134,070	(g),(h)	79,825,101
Accumulated other comprehensive loss	(2,814,093)	-	-		(2,814,093)

Total stockholders’ equity	82,923,519	15,002,132	(14,868,062)		83,057,589

TOTAL	$128,624,908	$15,126,017	$219,622		$143,970,547

See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

KENSEY NASH CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Note 1 – Description of the Transaction and Basis of Presentation

On May 24, 2011 (the “Date of Acquisition”), Kensey Nash Corporation (the “Company”) completed its acquisition of certain operational assets and certain liabilities relating to the business and product lines of Norian Corporation (“Norian”), a wholly owned subsidiary of Synthes, Inc. (“Synthes”), pursuant to an Asset Purchase Agreement and related Property Purchase Agreement, for a total purchase price of approximately $26 million ($22 million pursuant to the Asset Purchase Agreement and $4 million pursuant to the Property Purchase Agreement).

On the Date of Acquisition, the Company paid to Synthes the total cash consideration of $11,855,959 from the Company’s available cash on hand. The Company is required to pay the remaining $14 million on the earlier of the date on which the transfer of manufacturing operation from the purchased West Chester, Pennsylvania facility to the Company’s facility located in Exton, Pennsylvania has been completed or the 18-month anniversary of the Date of Acquisition. The $14 million deferred payment has been classified by the Company as a long-term liability.

The acquisition has been accounted for using the purchase method of accounting under generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of Norian, based on their respective preliminary estimated fair values as of the Date of the Acquisition.

The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011 using the purchase method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the Date of Acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected within the pro forma adjustment entries. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on March 31, 2011. See Note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

Note 2- Preliminary Purchase Price Allocation

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the approximate $26 million purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists conducted a valuation to assist management of the Company in determining the estimated fair values of a property, machinery and equipment and intangibles. The Company’s management is responsible for these internal and third party valuations and appraisals. The work performed by the independent valuation specialists, while not yet completed and finalized, has been considered in management’s estimates of fair values reflected. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The preliminary estimated allocation of the fair values is as follows:

Elements of Total Purchase Consideration:

$25,855,959
Cash Paid for the Norian Business	$11,855,959

Long-Term Liability (See Note 1)	14,000,000

Total Purchase Price	$25,855,959

Preliminary Purchase Price Allocation:

$ 7,377,783

Inventory	$7,377,783

Land	910,010

Building	3,390,000

Machinery, furniture and equipment	1,483,700

Prepaid payroll	45,150

Sub-lease rent credit	(205,183)

Certain operation accruals	(196,431)

Intangible asset (customer relationship)	13,780,000

$26,585,029

Total Purchase Price	$25,855,959

Gain on Bargain Purchase of Net Assets Acquired	$729,070

Note 3 – Pro Forma Adjustments

The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent the adjustments to the carrying amounts as of March 31, 2011 for certain assets acquired and assumed liabilities of Norian to reflect the preliminary purchase price allocation to assets and liabilities as of the Date of Acquisition.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)

Represents the adjustment to record the Company’s cash consideration portion paid of $11,855,959 from the Company’s available cash on hand of the total purchase price of approximately $26 million to Synthes. The Company is required to pay the remaining $14 million of the purchase price on the earlier of the date on which the transfer of manufacturing operation from the purchased West Chester, Pennsylvania facility to the Company’s facility located in Exton, Pennsylvania has been completed or the 18-month anniversary of the Date of Acquisition. The $14 million deferred payment has been classified by the Company as a long-term liability.

(b)

Represents the purchase accounting adjustments related to assigning a fair value to the acquired inventory on the Date of Acquisition, which included, amongst others, an adjustment to inventory, commonly referred to as “stepped-up value”, of $1,250,000, representing the estimated capitalized manufacturing profit in acquired inventory. This non-recurring, non-cash charge to cost of products sold will occur over the expected inventory turn-over period, which approximates a 6 month period, as the capitalized manufacturing profit added to inventory under purchase accounting is expected to be sold in approximately 6 months after the Date of Acquisition.

(c)	Represents the adjustment to the Norian carrying amount of the asset to its estimated fair value as of the Date of Acquisition, as part of the allocation of purchase price, as summarized in Note 2.

(d)

Represents current and non-current portions of deferred taxes resulting from book and tax basis differences of certain tangible and intangible assets computed using the Company’s estimated statutory income tax rate of 45% (35% federal statutory rate and state rate of 9.99%).

(e)

Represents the total fiscal 2011 estimated direct transaction costs, such as professional and legal fees, related to the acquisition of the Norian Business of approximately $505,000 expensed in accordance with ASC 805, and the related tax benefit of approximately $215,000, of which approximately $25,000 was previously reflected in the Company’s historical Unaudited Condensed Consolidated Balance Sheet of the Company as of March 31, 2011.

(f)	Represents the elimination of Norian’s historical account balance.

(g)

Represents the net impact to Retained Earnings of $399,070, as a result of the Company’s recognition of the gain on bargain purchase of net assets acquired of $729,070 (see Note 2) and the related tax expense of approximately $330,000, (computed using the Company’s estimated statutory income tax rate of 45%), as the excess of the fair value of the net assets acquired of the Norian Business over the allocated purchase price. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 805 (ASC 805), gain on bargain purchase of net assets is recognized by the acquirer as a gain in earnings on the Date of Acquisition.

(h)	Represents the net impact to Retained Earnings, as a result of the Pro Forma Adjustment (e) Direct Transaction Costs (see above), net of taxes, of $265,000.

Note 4 –Accounting Policies

Inventories

Acquired inventory consist principally of raw materials, components and work in process and are stated at the lower of cost or market. Acquired inventory is presented net of excess and obsolete provisions.

Property, Plant and Equipment

Depreciation is expected to be calculated using the straight-line method over the estimated useful life of the asset. The estimated useful lives are as follows:

Buildings	20 Years
Machinery and Equipment	1- 7 Years
Furniture and Fixtures	2- 7 Years

Intangible Assets

The Company is expected to amortize the identified intangible asset (customer relationship) over its remaining period of economic benefit of approximately 15 years.

The table below details the Company’s estimated amortization expense for the next five fiscal years of the intangible asset (customer relationship) acquired by the Company:

Fiscal Year Ending	Amortization
June 30,	Expense
2011	$ 76,556
2012	$ 918,667
2013	$ 918,667
2014	$ 918,667
2015	$ 918,667
Thereafter	$ 10,028,778

Commitments and Contingencies

The Company did not assume any additional liabilities of Norian on the Date of Acquisition, other than the personnel related bonus and vacation accruals for certain Norian employees. The Company is not responsible for any other past or future liabilities related to matters disclosed in the Statement of Assets Acquired and Liabilities Assumed of Norian as of December 31, 2010 (as filed as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A).

KENSEY NASH CORPORATION

SUPPLEMENTAL FORWARD-LOOKING INFORMATION

REGARDING THE NET ASSET ACQUISITION OF THE NORIAN BUSINESS

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

As used herein, the terms “the Company,” “we,” “us” and “our” refer to Kensey Nash Corporation and its consolidated subsidiaries, collectively.

The statements and information, other than statements of historical fact, included below are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot provide assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results to differ materially from those in the forward-looking statements, including, without limitation, the Company’s success and uncertainty of transitioning the Norian manufacturing operations to the Company and the success of Synthes in distributing the Norian products, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, future success of our research and development efforts with respect to the Norian products, availability of vendor-sourced components at reasonable prices and unexpected delays or costs associated with the Company’s consolidation of its headquarters and manufacturing operations of the Norian Business and future relocation of the Norian Business from the West Chester facility to the Exton facility. The recently announced acquisition by Johnson & Johnson of Synthes, could adversely affect our operating results; specifically, our business and operating results could suffer if the acquisition is consummated and the combined company diverts focus and attention, in particular, with respect to sales and marketing efforts, or shifts its business strategy, away from the Norian products.

For a detailed discussion of factors that could affect the Company’s future operating results, see the Company’s SEC filings, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Overview

The Company’s acquisition of the Norian Business closed on May 24, 2011. We are providing the following supplemental information regarding management’s plans for the combined business going forward. Forward-looking information is being provided for the approximate one-month period from the Date of Acquisition through June 30, 2011, and for the future fiscal year ending June 30, 2012. Although not reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, including the notes thereto, the Company believes there will be potential cost savings and other synergies that could result from the acquisition.

Historically, Norian had not maintained certain distinct and separate accounts from Synthes. Synthes has not allocated certain corporate overhead expenses to Norian, including, but not limited to, human resources, legal, finance, tax and treasury functions, and other expenses such as intangible amortization, and related income taxes, and therefore, such items were not historically identified and accounted for in the separate financial records of Norian. Consequently, full separate financial statements did not exist. In addition, the Norian financial information included total revenue of the Norian product sales sold at arms-length to Synthes, who subsequently sold these products to the end-user market. The historical financial statements of Norian, as filed as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A, reflects the manufacturing and selling of the product lines through inter-company arms-length transactions with Synthes at negotiated prices.

The results of operations associated with the Norian Business have been consolidated with those of the Company since the Date of Acquisition. The Company’s annual financial statements for the fiscal year ended June 30, 2011, to be filed on Form 10-K with the SEC, will reflect values allocated under the purchase method of accounting, but will not be restated retroactively to reflect the historical financial position or results of operations of Norian.

Revenue

On May 24, 2011, the Company and Synthes entered into a Supply Agreement pursuant to which the Company will manufacture the Norian products for Synthes under the Asset Purchase Agreement, and Synthes will purchase such products exclusively from the Company for at least 10 years. Synthes will exclusively distribute the products worldwide.

The revenues previously experienced by Norian as presented in the historical financial statements of Norian as filed as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A are not indicative of the future revenues of the Company. The Company’s net sales of the Norian products are expected to be approximately $1 million in fiscal 2011. In the Company’s fiscal year ending June 30, 2012, the Company expects the transaction to add product sales of approximately $14 million.

Royalties

The Company will earn royalty revenues from certain license agreements acquired on the Date of Acquisition with unrelated third parties. Such royalty revenues are not deemed to be significant and are expected to decline in future periods as the terms of such agreements are near expiration.

Operating Expenses

Cost of goods sold will consist primarily of product and product-related costs, vendor consideration, freight, lease expense and handling costs. The Company retained the manufacturing team of Norian, and therefore, the Company will continue to incur personnel related costs, which include, but are not limited to, salaries and benefits.

Under purchase accounting, the Company recorded a stepped-up value of inventory of approximately $1.2 million, representing the estimated capitalized manufacturing profit in acquired inventory. This non-recurring, non-cash charge to cost of product sold will occur over the expected inventory turn-over period, which approximates a 6 month period, as the capitalized manufacturing profit added to inventory under purchase accounting is expected to be sold in approximately 6 months after the Date of Acquisition. The non-cash charge associated with the stepped-up value is expected to be approximately $210,000 in fiscal 2011 and $1 million in fiscal 2012 and will be classified as Cost of Products Sold. In addition, the Company has entered into a 10 year lease with Synthes, whereby Synthes will lease the 37,000 square foot facility under which the Company will earn rental income of approximately $55,000 in fiscal 2011 and $540,000 in fiscal 2012.

The non-cash depreciation expense associated with certain fixed assets acquired in the Company’s acquisition of the Norian Business is expected to be approximately $55,000 in fiscal 2011 and $660,000 in fiscal 2012. While the Company is in the process of transitioning its manufacturing from the West Chester Facility to the Exton Facility, the Company will sub-lease a portion of the 37,000 square feet building back from Synthes for approximately eighteen months. This rental expense is expected to be approximately $54,000 in fiscal 2011 and $650,000 in fiscal 2012.

The gross margin of the Norian products is expected to continue to be dependent on revenue levels and product mix. After transition to the Exton facility, the Company expects manufacturing expenses to be reduced due to lower fixed operating costs and other manufacturing synergies.

The historical product development costs incurred by Norian as presented in the historical financial statements of Norian as filed as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A, which included, but not limited to, cost of personnel, are not necessarily indicative of the future costs that the Company will incur, primarily because Synthes retained these research and development personnel. On the Date of Acquisition, the Company entered into a research and development agreement with Synthes to develop certain related future products. The Company is expected to incur future costs related to the research and development agreement, though these costs are not expected to be significant.

The amortization of the intangible asset (customer relationship) (see Note 2) is expected to be classified as a Selling, General and Administrative Expense. As described in Note 4, the Company is expected to amortize the intangible asset over its assigned life of 15 years. The non-cash amortization expense will be approximately $77,000 in fiscal 2011 and $919,000 in fiscal 2012.

The Company will incur certain operational expenses that were previously excluded from being reported within the financial statements of Norian. These expenses will include corporate overhead, including items such as legal and professional services expenses, as well as income taxes, which have also been excluded from the historical financial statements of Norian, as filed as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K/A.

The Company is expected to incur direct transaction costs, such as professional and legal fees, of approximately $510,000 in fiscal 2011 related to the acquisition of the Norian Business.